Exhibit (h)(3)

EXECUTION VERSION

GOLUB CAPITAL BDC, INC.

1,750,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: March 21, 2017

EXHIBITS

Exhibit A	–	Underwriter
Exhibit B	–	Reserved
Exhibit C	–	List of Directors and Section 16 Officers
Exhibit D	–	Form of Lock-Up Agreement
Exhibit E	–	Form of Opinion of Dechert
Exhibit F	–	Price-Related Information

GOLUB CAPITAL BDC, INC.

1,750,000 Shares of Common Stock

UNDERWRITING AGREEMENT

March 21, 2017

Raymond James & Associates, Inc.
880 Carillon Pkwy

St. Petersburg, FL 33716

Ladies and Gentlemen:

Golub Capital BDC, Inc., a Delaware corporation (the “Company”), GC Advisors LLC, a Delaware limited liability company (the “Adviser”) and a registered investment adviser under the Advisers Act, and Golub Capital LLC, a Delaware limited liability company (the “Administrator”) each confirms with Raymond James & Associates, Inc. (the “Underwriter,”), with respect to the issue and sale by the Company of a total of 1,750,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the purchase by the Underwriter, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 262,500 additional shares of Common Stock (the “Option Securities”). The Initial Securities to be purchased by the Underwriter and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 16 hereof.

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Commission a shelf registration statement on Form N-2 (File No. 333-215285), including the related base prospectus, covering the registration of the Securities under the 1933 Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Rules and Regulations. Such registration statement was declared effective by the Commission on January 26, 2017. The Company has also filed with the Commission a preliminary prospectus supplement, dated March 20, 2017, which contains a base prospectus, dated January 26, 2017 (collectively, the “preliminary prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430C and Rule 497 of the 1933 Act Rules and Regulations. Except where the context otherwise requires, such registration statement, as amended, including all documents filed as a part thereof, and including any Rule 430C Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act and deemed to be part of such registration statement and also including any Rule 462(b) Registration Statement, is herein called the “Registration Statement.” The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497 under the 1933 Act on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act), which will include the base prospectus, dated January 26, 2017, together with a final prospectus supplement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-00794) (the “Notification of Election”), was filed with the Commission on April 12, 2010 under the 1940 Act.

The Company has entered into the Second Amended and Restated Investment Advisory Agreement, dated as of August 5, 2014 (as most recently re-approved by the board of directors of the Company at a meeting on May 3, 2016, the “Investment Advisory Agreement”), with the Adviser.

The Company has entered into an Administration Agreement, dated as of April 14, 2010 (as most recently re-approved by the board of directors of the Company at a meeting on May 3, 2016, the “Administration Agreement”), with GC Service Company, LLC, a Delaware limited liability company (“GC Service”), which was subsequently assigned by GC Service to the Administrator pursuant to an Assignment Agreement, dated as of February 5, 2013, by and between the Administrator and GC Service, as consented to by the Company.

SECTION 1. Representations and Warranties.

(a)       Representations and Warranties by the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriter as of the Execution Time, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with the Underwriter, as follows:

(1)       Compliance with Registration Requirements. The Company is eligible to use Form N-2. The Registration Statement, any Rule 462(b) Registration Statement and any other post-effective amendment thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, at the Applicable Time and on the Closing Date (and, if any Option Securities are purchased, at the Option Closing Date), the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, and the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and on the Closing Date (and, if any Option Securities are purchased, at the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company, the Adviser or the Administrator makes any representation or warranty as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 6 hereof.

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Each of (i) the General Disclosure Package, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the General Disclosure Package, does not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 6 hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any preliminary prospectus, the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriter (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).

(2)       Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be treated as a business development company (“BDC”) under the 1940 Act and was eligible to make such an election.

(3)       Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants within the meaning of, and as required by, the 1933 Act, the 1933 Act Rules and Regulations and the Public Company Accounting Oversight Board.

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(4)       Financial Statements. The financial statements of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus, together with related schedules and notes, present fairly the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial and statistical information and data included in the Registration Statement, the General Disclosure Package and the Prospectus are accurately derived from such financial statements and the books and records of the Company; and any pro forma financial information and related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus.

(5)       Expense Summary. The information set forth in the fee table contained in the section of the Registration Statement, the General Disclosure Package and the Prospectus entitled “Fees and Expenses” has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections are reasonably believed to be attained and reasonably based.

(6)       Supporting Schedules and Other Financial Data. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Selected Consolidated Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus.

(7)       No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular periodic distributions on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.

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(8)       Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Illinois and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Delaware) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(9)       Good Standing of Subsidiaries. The Company’s only subsidiaries are Golub Capital BDC 2010-1 Holdings LLC, Golub Capital BDC 2010-1 LLC, GC SBIC IV-GP, Inc., GC SBIC IV-GP, LLC, GC SBIC IV, L.P., GC SBIC V-GP, LLC, GC SBIC V, L.P., Golub Capital BDC Holdings LLC, Golub Capital BDC Funding LLC, Senior Loan Fund LLC, Senior Loan Fund II LLC, Golub Capital BDC CLO 2014 LLC, GC SBIC VI, L.P. and GC SBIC VI-GP, LLC. Each of the subsidiaries of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts are applicable) and are owned directly or indirectly by the Company free and clear of any Lien; and none of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

(10)       Capitalization. The authorized, issued and outstanding Capital Stock as of December 31, 2016 is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the General Disclosure Package and the Prospectus. After giving effect to the purchase of the Initial Securities by the Underwriter on the Closing Date, the authorized, issued and outstanding Capital Stock of the Company as of the date hereof is as set forth in the column entitled “Pro Forma” and in the corresponding line items under the caption “Capitalization” in the General Disclosure Package and the Prospectus. The shares of issued and outstanding Capital Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

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(11)       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12)       Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(13)       Description of Securities. The Common Stock, the authorized but unissued Preferred Stock and the Company’s Organizational Documents conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(14)       Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(15)       Absence of Labor Dispute. As of the date hereof, the Company and its subsidiaries do not have, and on the Closing Date the Company and its subsidiaries will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of Golub Capital LLC (formerly Golub Capital Management LLC) exists or is imminent.

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(16)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(17)       Material Contracts. There are no franchises, mortgages, loan or credit agreements, bonds, notes, leases, agreements, contracts, indentures, leases or other instruments or documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(18)       Accuracy of Descriptions and Exhibits. The information in the General Disclosure Package and the Prospectus under the captions “Prospectus Supplement Summary—Our Adviser,” “Prospectus Supplement Summary—Operating and Regulatory Structure,” “Prospectus Supplement Summary—Conflicts of Interest,” “Prospectus Summary—Recent Developments,” “Capitalization,” “Risk Factors,” “Management,” “Management Agreements,” “Related Party Transactions and Certain Relationships,” “Material U.S. Federal Income Tax Considerations,” “Description of Our Capital Stock” and “Regulation” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects and all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects.

(19)       Possession of Intellectual Property. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

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(20)       Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity is necessary or required for the execution, delivery or performance by the Company of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained or such as may be required under state securities laws.

(21)       Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Company Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Company Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Company Governmental Licenses are valid and in full force and effect, except where the invalidity of such Company Governmental Licenses or the failure of such Company Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Company Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(22)       Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(23)       Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement.

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(24)       Parties to Lock-Up Agreements. The Adviser, the Administrator and each of the Company’s directors and Section 16 officers have executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and Section 16 officers of the Company.

(25)       Stop Transfer Instructions. The Company has, with respect to all Common Stock (other than Securities to be sold pursuant to this Agreement) and other Capital Stock and all securities convertible into, or exercisable or exchangeable for, Common Stock or other Capital Stock owned or held (of record or beneficially) by any of the entities or persons who, as described in the immediately preceding paragraph, have entered into lock-up agreements in the form of Exhibit D hereto, provided written directions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined in Section 3(b)(1)); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Underwriter.

(26)       The Nasdaq Global Select Market. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and the outstanding Common Stock is listed on The Nasdaq Global Select Market. The Company has not taken any action designed to or likely to have the effect of terminating the registration of the Common Stock under the 1934 Act or de-listing the Common Stock from The Nasdaq Global Select Market, nor has the Company received any notification that the Commission or The Nasdaq Global Select Market is contemplating terminating such registration or listing. The Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on The Nasdaq Global Select Market.

(27)       FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Conduct Rule 5110 is true, complete and correct in all material respects.

(28)       Taxes and Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns required to be filed or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company.

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(29)       Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(30)       Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1934 Act, the 1940 Act and the Rules and Regulations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain material compliance with the books and records requirements under the 1934 Act, the 1940 Act and the Rules and Regulations, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the Company’s most recent audited financial statements, there has been (1) no material weakness in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15 and 15d-15 of the 1934 Act) (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer or officers and principal financial officer or officers, as appropriate, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(31)       Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(32)       Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the 1934 Act, the Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(33)       Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflect the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Underwriter.

(34)       Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates (other than the Underwriter) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(35)       Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(36)       OFAC. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than the Underwriter) or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

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(37)       Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries, the Adviser or the Administrator has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriter, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriter or any affiliate of the Underwriter.

(38)       Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriter hereunder.

(39)       Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(40)       Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect.

(41)       Offer and Sale of Securities. The Company has taken all required action under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(42)       Relationships with Directors, Officers and Stockholders. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.

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(43)       Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriter.

(44)       Absence of Prohibited Offering Material. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement and the Prospectus or other materials permitted by the 1933 Act, the 1940 Act or the Rules and Regulations and reviewed and consented to by the Underwriter.

(45)       Sales Material. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company or any of its subsidiaries, the Adviser or the Administrator for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and will comply, at their respective times of use, in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, for filing. No sales material contained, contains or will contain an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(46)       Directors’ and Officers’ Insurance and Fidelity Bond. The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(47)       Compliance with RIC Requirements. The Company elected and qualified to be treated as a RIC under Subchapter M of the Code starting with its taxable year ended September 30, 2010. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company qualified and maintained in effect its election to be treated as a RIC under Subchapter M of the Code for its taxable years ended September 30, 2014, 2015 and 2016.

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(48)       Small Business Investment Company. Each of GC SBIC IV, L.P. and GC SBIC V, L.P. is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC licenses of GC SBIC IV, L.P. and GC SBIC V, L.P. are in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding GC SBIC IV, L.P. or GC SBIC V, L.P. are outstanding or unresolved. The method of operation of each of GC SBIC IV, L.P. and GC SBIC V, L.P. will permit them to continue to meet the requirements for qualification as an SBIC.

(49)       SBA Debentures. Each of GC SBIC IV, L.P. and GC SBIC V, L.P. is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of GC SBIC IV, L.P. and GC SBIC V, L.P. is not in default under the terms of any debenture which each has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

(50)       BDC Election. The Company has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company’s BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs and the 1940 Act Rules and Regulations, including the provisions applicable to BDCs. The Company is not required and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company,” as such term is used in the 1940 Act.

(51)       No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

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(52)       No Integration. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the 1933 Act) has made any offer or sale of any securities which could be “integrated” (within the meaning of the 1933 Act) with the offer and sale of the Securities pursuant to the Registration Statement and the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the General Disclosure Package other than as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(53)       No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(b)       Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriter as of the Execution Time, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with the Underwriter, as follows:

(1)       Absence of Manipulation. Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(2)       No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the Execution Time), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser and the Administrator considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Adviser or the Administrator which are material with respect to the Adviser and the Administrator considered as one enterprise.

(3)       Good Standing. Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Adviser and the Administrator is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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(4)       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Adviser and the Administrator.

(5)       Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Adviser Document or Administrator Document, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Adviser and the Administrator with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Adviser or the Administrator pursuant to, any Adviser Document or Administrator Document, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Adviser or the Administrator, as applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations.

(6)       Absence of Labor Dispute. As of the date hereof, the Adviser does not have, and on the Closing Date, the Adviser will not have, any employees. To the knowledge of the Adviser and the Administrator, no labor dispute with the employees of Golub Capital LLC (formerly Golub Capital Management LLC) exists or is imminent.

(7)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Adviser and the Administrator of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

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(8)       Absence of Misstatements or Omissions. The description of each of the Adviser and the Administrator and its business, and the statements attributable to the Adviser and the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(9)       Possession of Intellectual Property. Each of the Adviser and the Administrator owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Adviser/Administrator Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Adviser nor the Administrator has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Adviser/Administrator Intellectual Property or of any facts or circumstances which would render any Adviser/Administrator Intellectual Property invalid or inadequate to protect the interest of the Adviser or the Administrator, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

(10)       Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser, the Administrator or any creditor of the Adviser or the Administrator, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by each of the Adviser and the Administrator of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations or such as may be required under state securities laws.

(11)       Title to Property. Each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

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(12)       Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser/Administrator Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Adviser/Administrator Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Adviser/Administrator Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser/Administrator Governmental Licenses or the failure of such Adviser/Administrator Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Adviser/Administrator Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(13)       Investment Company Act. Neither the Adviser nor the Administrator is, and upon the sale of the Securities contemplated under this Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(14)       Insurance. Each of the Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(15)       Accounting Controls. Each of the Adviser and the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(16)       Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the 1940 Act Rules and Regulations from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

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(17)       Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus and this Agreement, and each of the Adviser and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(18)       Employment Status. Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of Golub Capital LLC (formerly Golub Capital Management LLC) plans to terminate employment with Golub Capital LLC (formerly Golub Capital Management LLC) or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(19)       Subsidiaries. The Administrator does not have any subsidiaries. The following entities are the only subsidiaries of the Adviser: Golub Capital LLC and Golub Capital Markets LLC.

(c)       Certificates. Any certificate signed by any officer of the Company, the Adviser, the Administrator or any of their respective subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as the case may be, to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriter; Closing.

(a)       On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase, 1,750,000 Initial Securities as set forth opposite the name of the Underwriter on Exhibit A hereto at a purchase price of $18.46 per share (the “Purchase Price”).

(b)       In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter, to purchase up to 262,500 Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions paid by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriter the total number of Option Securities.

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(c)       Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (New York City time) on March 24, 2017, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 10:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Option Closing Date as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Underwriter for the account of the Underwriter of the Securities to be purchased by it.

(d)       Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than noon (New York City time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3. Covenants.

(a)       Covenants of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, covenant with the Underwriter as follows:

(1)       Compliance with Securities Regulations and Commission Requests. Through the Closing Date, the Company, subject to Section 3(a)(2), will comply with the requirements of Rule 415, Rule 430C and Rule 497 and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Underwriter with a copy of any comment letters and any transcript of oral comments, and shall furnish the Underwriter with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Underwriter or counsel for the Underwriter shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Through the Closing Date, the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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(2)       Filing of Amendments. Through the Closing Date, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus and will furnish the Underwriter with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or the 1934 Act Rules and Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(3)       Delivery of Commission Filings. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Underwriter’s request, will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

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(4)       Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, such number of copies of the preliminary prospectus and the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)       Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary (or, if the Underwriter or counsel for the Underwriter shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package, the Prospectus in order that the Registration Statement, the General Disclosure Package and the Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will promptly notify the Underwriter of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriter or counsel for the Underwriter shall have notified the Company as aforesaid, the Company will promptly notify the Underwriter of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(a)(2), such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(6)       Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

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(7)       Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(8)       Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(9)       Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Securities on The Nasdaq Global Select Market.

(10)       Reporting Requirements. Through the Closing Date, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Rules and Regulations within the time periods required by the 1934 Act and the 1934 Act Rules and Regulations.

(11)       Compliance with Laws. The Company, the Adviser and the Administrator will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use their best reasonable efforts to cause the Company’s, the Adviser’s and the Administrator’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(12)       Insurance. The Company, the Adviser and the Administrator will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Adviser, the Administrator or their respective businesses, properties, assets, employees, officers, trustees, directors, members, managers and partners will be in full force and effect; the Company, the Adviser and the Administrator will be in compliance with the terms of such policies and instruments.

(13)       Regulated Investment Company Status. The Company will maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Company remains a BDC regulated under the 1940 Act.

(14)       Business Development Company Status. The Company, during a period of two years from the Effective Date of the Registration Statement, will use its best reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

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(15)       Custodian and Transfer Agent. The Company will maintain a custodian and a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(16)       Depository Trust Company. The Company will use its commercially reasonable efforts to cause the Securities to continue to be eligible for clearance through DTC.

(b)       Covenants of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, covenant with the Underwriter as follows:

(1)       Restrictions on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 45th day after the date of this Agreement (such period is hereinafter called the “Lock-Up Period”), each of the Company, the Adviser and the Administrator will not, without the prior written consent of the Underwriter, directly or indirectly:

(i)       offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii)       file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriter pursuant to this Agreement), or

(iii)       enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock.

(2)       Stabilization. The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(3)       Best Efforts. The Company, the Adviser and the Administrator will use their best reasonable efforts to discharge all conditions of theirs to closing as set forth in this Agreement and with respect to the Company, to perform all of the agreements required of them by this Agreement.

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SECTION 4. Payment of Expenses.

(a)       The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus and each amendment or supplement to any of them, (ii) the word processing, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisers to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(a)(6) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement, any preliminary prospectus and the Prospectus, any sales material and all amendments or supplements to any of them, as may, in each case, be reasonably requested and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities, up to $10,000, (x) fifty percent (50%) of the costs and expenses relating to investor presentations and any roadshow undertaken in connection with the marketing of Securities, including, without limitation, expenses associated with the production of roadshow slides and graphics and any electronic roadshows, fees and expenses of any consultants engaged in connection with the roadshow presentation or any persons or entities engaged to host any electronic roadshow, travel and other travel expenses (including the costs and expenses of any aircraft chartered in connection with the roadshow) and lodging expense of the representatives and officers of the Company and any such consultants, (xi) the fees and expenses incurred in connection with the listing of the Securities on The Nasdaq Global Select Market, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by the Underwriter where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement.

(b)       Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company has made or may make for the allocation or sharing of such expenses and costs.

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(c)       If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in this Agreement or in certificates of any officer of the Company, the Adviser, the Administrator or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)       The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A final prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497.

(b)       The Underwriter shall have received the favorable opinion, dated as of the Closing Date, of Dechert LLP, counsel for the Company, the Adviser and the Administrator (“Dechert”), in form and substance satisfactory to the Underwriter, in the form set forth in Exhibit E hereto and to such further effect as the Underwriter may reasonably request.

(c)       The Underwriter shall have received from Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel for the Underwriter, together with signed or reproduced copies of such opinion, dated as of the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Underwriter may reasonably require, and the Company, the Adviser and the Administrator shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter.

(d)       On the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

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(e)       On the Closing Date, the Underwriter shall have received a certificate of the Company’s Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(f)       On the Closing Date, the Underwriter shall have received a certificate of the Adviser’s Chief Executive Officer and Chief Financial Officer or equivalent officer(s), dated as of the Closing Date, to the effect that (i) the representations and warranties of the Adviser in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(g)       On the Closing Date, the Underwriter shall have received a certificate of the Administrator’s Chief Executive Officer and Chief Financial Officer or equivalent officer(s), dated as of the Closing Date, to the effect that (i) the representations and warranties of the Administrator in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(h)       At the Execution Time, the Underwriter shall have received from each of Ernst & Young LLP and RSM US LLP, a letter, each dated as of the Execution Time and in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, the Prospectus and any amendments or supplements thereto.

(i)       On the Closing Date, the Underwriter shall have received from each of Ernst & Young LLP and RSM US LLP, a letter, each dated as of the Closing Date and in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(j)       On the Closing Date, and each Option Closing Date, if any, the Securities shall have been approved for listing on The Nasdaq Global Select Market, subject only to official notice of issuance.

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(k)       Prior to the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons mentioned in Section 1(a)(24).

(l)       Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)       In the event that the Underwriter exercise its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriter to purchase the Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriter shall have received:

(1)       A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the officers specified in Section 5(e) hereof except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)       A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the officers specified in Section 5(f) hereof except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3)       A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the officers specified in Section 5(g) hereof except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4)       The favorable opinion of Dechert in form and substance satisfactory to the Underwriter and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(5)       The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(6)       A letter from each of Ernst & Young LLP and RSM US LLP, in form and substance satisfactory to the Underwriter and dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Underwriter pursuant to Section 5(i) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(n)       On the Closing Date and each Option Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriter.

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(o)       If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriter to purchase the Option Securities may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8 and 17 hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the Underwriter to purchase any Option Securities on an Option Closing Date which is after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)       The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430C Information deemed to be included or incorporated therein), or in any preliminary prospectus, the Prospectus, the General Disclosure Package or in any sales material (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

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provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: (i) its name, (ii) the figure appearing in the first sentence of the first paragraph of text above the caption “Underwriting—Option” and (iii) the second paragraph under the caption “Underwriting—Sales Outside the United States.”

(b)       The Underwriter agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: (i) its name, (ii) the figure appearing in the first sentence of the first paragraph of text above the caption “Underwriting—Option” and (iii) the second paragraph under the caption “Underwriting—Sales Outside the United States.”

(c)       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Underwriter; and counsel to the Company, the Adviser, the Administrator, each of their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company, the Adviser and the Administrator. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Adviser, the Administrator, each of their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)       If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)       The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company, the Adviser and the Administrator with respect to indemnification of each other or contribution between themselves.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser, the Administrator or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriter’s agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, the Adviser or the Administrator, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Adviser and the Administrator.

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SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser, the Administrator or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, the Adviser or the Administrator, and shall survive delivery of the Securities to the Underwriter.

SECTION 9. Termination of Agreement.

(a)       The Underwriter may terminate this Agreement, by notice to the Company, the Adviser and the Administrator, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriter may terminate its obligation to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Adviser or the Administrator, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or limited by the Commission or The Nasdaq Global Select Market, or if trading generally on the New York Stock Exchange or The Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities, or (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) under the 1934 Act, or (vii) if an outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war has occurred or (viii) if any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere has occurred, if the effect of any such event specified in clause (vii) or (viii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date or Option Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

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(b)       Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8 and 17 hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the Underwriter to purchase any Option Securities on an Option Closing Date which occurs after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at Raymond James & Associates, Inc., 880 Carillon Pkwy, St. Petersburg, FL 33716; and notices to the Company, the Adviser or the Administrator shall be directed to 666 Fifth Avenue, 18th Floor, New York, New York 10103, Attention of David B. Golub.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Adviser, the Administrator and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Adviser, the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Adviser, the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. The Company, the Adviser and the Administrator hereby submit to the non−exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Adviser and the Administrator irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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SECTION 14. Waiver of Jury Trial. The Company, the Adviser, the Administrator and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Rules and Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Rules and Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“Administrator” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Administrator Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Administrator is a party or by which the Administrator is bound or to which any of the property or assets of the Administrator is subject.

“Adviser/Administrator Governmental Licenses” shall have the meaning as defined in Section 1(b)(12) of this Agreement.

“Adviser/Administrator Intellectual Property” shall have the meaning as defined in Section 1(b)(9) of this Agreement.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” means the rules and regulations of the Commission under the Advisers Act.

“Adviser” shall have the meaning as defined in the introductory paragraph of this Agreement.

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“Adviser Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject.

“Applicable Time” means 8:45 a.m. (New York City time) on March 21, 2017.

“BDC” shall have the meaning as defined in Section 1(a)(2) of this agreement.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Closing Date” shall have the meaning as defined in Section 2(c) of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Company” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Company BDC Election” shall have the meaning as defined in Section 1(a)(50) of this Agreement.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including all Subject Instruments.

“Company Governmental Licenses” shall have the meaning as defined in Section 1(a)(21) of this Agreement.

“Dechert” shall have the meaning as defined in Section 5(b) of this Agreement.

“DTC” shall mean The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

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“FCPA” shall have the meaning as defined in Section 1(a)(34) of this Agreement.

“FINRA” shall have the meaning as defined in Section 1(a)(27) of this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“GC Service” shall have the meaning as defined in the introductory paragraph of this Agreement

“General Disclosure Package” shall mean the preliminary prospectus that is generally distributed to investors and used to offer the Securities, and the information set forth in Exhibit F.

“Initial Securities” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Intellectual Property” shall have the meaning as defined in Section 1(a)(19) of this Agreement.

“Investment Advisory Agreement” shall have the meaning as defined in the introductory paragraphs of this Agreement.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” shall have the meaning as defined in Section 3(b)(1) of this Agreement.

“Material Adverse Effect” shall have the meaning as defined in Section 1(a)(7) of this Agreement.

“Money Laundering Laws” shall have the meaning as defined in Section 1(a)(35) of this Agreement.

“OFAC” shall have the meaning as defined in Section 1(a)(36) of this Agreement.

“Option Closing Date” shall have the meaning as defined in Section 2(b) of this Agreement.

“Option Securities” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Organizational Documents” means (a) in the case of a corporation, its certificate of incorporation and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, its certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

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“Portfolio Company” shall have the meaning as defined in Section 1(a)(40) of this Agreement.

“Portfolio Company Agreement” shall have the meaning as defined in Section 1(a)(40) of this Agreement.

“Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.

“preliminary prospectus” shall have the meaning as defined in the third introductory paragraph of this Agreement.

“Prospectus” shall have the meaning as defined in the third introductory paragraph of this Agreement.

“Purchase Price” shall have the meaning as defined in Section 2(a) of this Agreement.

“Registration Statement” shall have the meaning as defined in the third introductory paragraph of this Agreement.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“RIC” means a regulated investment company within the meaning of Section 851(a) of the Code.

“Rule 430C” refers to Rule 430C under the 1933 Act.

“Rule 430C Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430C but that is deemed to be part of the Registration Statement at the time it becomes effective.

“Rule 462(b) Registration Statement” shall mean any registration statement filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the 1933 Act.

“Rule 497” refers to Rule 497(c) or 497(h) under the 1933 Act, as applicable.

“Rules and Regulations” shall mean the 1933 Act Rules and Regulations, the 1934 Act Rules and Regulations, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations, as applicable.

“sales material” shall have the meaning as defined in Section 1(a)(45) of this Agreement.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“SBA” shall have the meaning as defined in Section 1(a)(48) of this Agreement.

“SBIC” shall have the meaning as defined in Section 1(a)(48) of this Agreement.

“Securities” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Subject Instruments” means any instrument, agreement or other document relating to (i) the $402.6 million term debt securitization that the Company completed on June 5, 2014, (ii) the $350 million term debt securitization that the Company completed on July 16, 2010 and most recently amended on October 20, 2016, (iii) the senior secured revolving credit facility with Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, N.A., as lender, that a wholly owned subsidiary of the Company entered into on July 21, 2011, as most recently amended on March 1, 2016, (iv) debentures guaranteed by the U.S. Small Business Administration; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Underwriter” shall have the meaning as defined in the introductory paragraph of this Agreement.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the General Disclosure Package, any preliminary prospectus or the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriter outside of the United States.

SECTION 17. Absence of Fiduciary Relationship. Each of the Company, the Adviser and the Administrator, severally and not jointly, acknowledges and agrees that:

(a)       the Underwriter is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company, the Adviser and the Administrator on the one hand, and the Underwriter, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriter has advised or is advising the Company, the Adviser or the Administrator on other matters, and the Underwriter has no obligation to the Company, the Adviser or the Administrator with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

39

(b)       the public offering price of the Securities and the price to be paid by the Underwriter for the Securities set forth in this Agreement were established by the Company, the Adviser and the Administrator following discussions and arms-length negotiations with the Underwriter;

(c)       it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)       in connection with each transaction contemplated by this Agreement and the process leading to such transactions, the Underwriter is and has been acting solely as principal and not as fiduciary, adviser or agent of the Company, the Adviser, the Administrator or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e)       the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate;

(f)       it is aware that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Adviser and the Administrator and that the Underwriter has no obligation to disclose such interests and transactions to the Company, the Adviser or the Administrator by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g)       it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Adviser, the Administrator or any stockholders, employees or creditors of the Company, the Adviser or the Administrator.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Underwriter, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours, GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub Name: David B. Golub Title: Chief Executive Officer

GC ADVISORS LLC

By:	/s/ David B. Golub Name: David B. Golub Title: Manager

GOLUB CAPITAL LLC

By:	/s/ David B. Golub Name: David B. Golub Title: Manager

CONFIRMED AND ACCEPTED, as of the
date first above written:

Raymond James & Associates, Inc.

By:	/s/ Larry M. Herman Name: Larry M. Herman Title: Managing Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Raymond James & Associates, Inc.	1,750,000
Total	1,750,000

EXHIBIT B

[Reserved]

EXHIBIT C

LIST OF DIRECTORS AND SECTION 16 OFFICERS

Name	Position
Lawrence E. Golub	Chairman of the Board
David B. Golub	Chief Executive Officer and Director
John T. Baily	Director
Kenneth F. Bernstein	Director
Anita R. Rosenberg	Director
William M. Webster IV	Director
Ross A. Teune	Chief Financial Officer and Treasurer
Joshua M. Levinson	Chief Compliance Officer and Secretary

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

Golub Capital BDC, Inc.

Public Offering of Common Stock

Dated as of __________, 2017

Raymond James & Associates, Inc.

880 Carillon Pkwy

St. Petersburg, FL 33716

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among Golub Capital BDC, Inc., a Delaware corporation (the “Company”), GC Advisors LLC, a Delaware limited liability company (the “Adviser”), Golub Capital LLC, a Delaware limited liability company (the “Administrator”), and Raymond James & Associates, Inc. (the “Underwriter”), relating to a proposed underwritten public offering of Common Stock (the “Common Stock”) of the Company.

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 45th day after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter directly or indirectly:

(i)       offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)       enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from and including the date of this agreement through and including the expiration of the 45-day restricted period, the undersigned will give prior notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that such restricted period has expired.

Notwithstanding the provisions set forth in the second preceding paragraph, the undersigned may, without the prior written consent of the Underwriter, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock

(1)       if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2)       if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and

(3)       if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value,

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Underwriter, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Underwriter, and (B) such transfer is not reported or required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during such 45-day restricted period. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during such 45-day restricted period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the 1933 Act, of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such 45-day restricted period (as the same may be extended as described above).

Exh. D-2

Notwithstanding anything herein to the contrary, this letter agreement shall not prohibit the disposition of Common Stock by the undersigned to Golub Capital Employee Grant Program Rabbi Trust upon the vesting of restricted shares of Common Stock in order to satisfy withholding and other income tax related obligations of the undersigned.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

Exh. D-3

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

_______________________________
Print Name:

Exh. D-4

EXHIBIT E

FORM OF OPINION OF DECHERT LLP

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price: $19.03 per share

Number of Initial Securities: 1,750,000

Number of Option Securities: 262,500